UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 16, 2014

AUSCRETE CORPORATION

(Exact name of registrant as specified in its charter)

Wyoming	001-35923	27-1692457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

504 East First Street

Rufus, OR 97050

(Address of principal executive offices, including zip code)

(541) 739-8298

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Auditor

On June 4, 2014, the Company engaged Martinelli Mick PLLC of Spokane, WA as its Auditors. commencing with the audit for the fiscal year ended December 31, 2013. The decision to engage these independent auditors was approved by the Board of Directors of the Company.

Previous auditor for the company, Anton and Chia LLC audited the Company's financial statements for the year ended December 31, 2012. Anton and Chia, LLP have been replaced as the Company's auditors on June 3, 2014 as they were unable to complete the 2013 audit in a timely fashion.

At no time during the report for the fiscal year, December 31, 2012, and through to the the date of their replacement were there any disagreements with Anton and Chia LLC. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Anton and Chia, LLP. would have caused them to make reference thereto in their report on the financial statements for such years.

Item 9.01 Financial Statements and Exhibits.

Exhibit

Exhibit No. Description

Anton and Chia, LLC have not supplied a letter following 2 requests as they advised they are too busy to do so at present.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUSCRETE CORPORATION

Date: June 28, 2014	By:	/s/ A. John Sprovieri
A. John Sprovieri President / CEO